Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus included as part of the Registration Statement on Form S-1 of Powershares DB Multi-Sector Commodity Trust of our reports, included herein; dated March 14, 2007, with respect to the statements of financial condition of the PowerShares DB Energy Fund, DB Energy Master Fund, PowerShares DB Oil Fund, DB Oil Master Fund, PowerShares DB Precious Metals Fund, DB Precious Metals Master Fund, PowerShares DB Gold Fund, DB Gold Master Fund, PowerShares DB Silver Fund, DB Silver Master Fund, PowerShares DB Base Metals Fund, DB Base Metals Master Fund, PowerShares DB Agriculture Fund and DB Agriculture Master Fund as of December 31, 2006; and dated March 27, 2007 on the statements of financial condition of DB Commodity Services LLC as of December 31, 2006 and 2005, and the related statements of income and expenses, changes in member’s capital (deficit) and cash flows for the year ended December 31, 2006, and for the period from May 23, 2005 (inception) to December 31, 2005. We also consent to the references to our firm under the heading “Experts” in the Prospectus.

/s/ KPMG LLP

New York, New York

January 11, 2008